UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2014

GLASSESOFF INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-175212	26-4574088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Jabotinski St. POB 12

Ramat Gan 5252006

Israel

(Address of Principal Executive Offices) (Zip Code)

(855)-393-7243

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2014, the Board of Directors (the “Board”) of GlassesOff Inc., a Nevada corporation (the “Company”), appointed Mr. Yuval Bar-Gil to serve as a director. Although the Company is not listed on the NYSE MKT or governed by the rules of such exchange, the Board has determined that Mr. Bar-Gil is independent under the rules of the NYSE MKT. Mr. Bar-Gil was founder of AeroScout, a producer of real-time location systems for healthcare, manufacturing, mining and security, and served as its Chief Executive Officer until its acquisition by Stanley Black & Decker in 2012, following which, Mr. Bar-Gil served as an executive at Stanley Black & Decker until September 2014. Prior to founding AeroScout, Mr. Bar-Gil was a consultant at Bain & Company in London and San Francisco. At Bain & Company, he advised leveraged buyout funds on investments in a variety of industries and developed business strategies for market leaders in several high technology industries. Mr. Bar-Gil holds bachelor’s degrees with honors in Accounting and Law from Tel Aviv University in Tel Aviv, Israel and an M.B.A. from The Wharton School, University of Pennsylvania.

There are no arrangements or understandings between Mr. Bar-Gil and any other person pursuant to which Mr. Bar-Gil was appointed as a director of the Company.

Upon his appointment, the Board granted Mr. Bar-Gil options to purchase up to 100,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at an exercise price equal to $0.46 per share, vesting in substantially equal monthly installments over a period of 12 months from the date of grant.

Other than as described in this Current Report on Form 8-K, since the beginning of the Company’s last fiscal year, the Company has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which Mr. Bar-Gil was or is to be a participant and in which any related person had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

Also on December 15, 2014, Mr. Sasson Darwish, Vice Chairman of the Board, resigned from the Board with immediate effect so that he could devote additional time and efforts to his other business interests. Mr. Darwish did not resign as the result of any disagreement between himself and the Company, and the Company is grateful for his service. In connection with Mr. Darwish’s departure, the Company agreed to accelerate the vesting of his options to purchase up to 350,000 shares of Common Stock so that all of such options became fully vested as of December 15, 2014. In addition, in consideration for Mr. Darwish’s service as the Vice Chairman of the Board, the Company granted to Mr. Darwish 223,000 shares of Common Stock.

Additionally, on December 15, 2014, the Board granted each of Shai Novik, the Company’s Chairman of the Board, and Ram Shaffir, the Company’s Chief Technology Officer and a director, 75,000 shares of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLASSESOFF INC.

Date: December 19, 2014	By:	/s/ Nimrod Madar
Name: Nimrod Madar Title: President and Chief Executive Officer